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Exhibit 32

Written Statement of Co-Chief Executive Officers and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Co-Chief Executive Officers and the Chief Financial Officer of Regal Entertainment Group, a Delaware corporation (the "Company"), each hereby certifies that, to his/her knowledge on the date hereof:

  (a)
  the Form 10-Q of the Company for the fiscal quarter ended June 26, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL L. CAMPBELL Michael L. Campbell Co-Chief Executive Officer August 11, 2003
/s/ KURT C. HALL Kurt C. Hall Co-Chief Executive Officer August 11, 2003
/s/ AMY E. MILES Amy E. Miles Chief Financial Officer August 11, 2003

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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Written Statement of Co-Chief Executive Officers and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)